                                                                     EXHIBIT 4.1



                                WARRANT AGREEMENT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") OR APPLICABLE STATE SECURITIES LAWS ("STATE ACTS") AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF AN OPINION OF COUNSEL OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

              WARRANT TO PURCHASE 1,881,250 SHARES OF COMMON STOCK

                        TERAFORCE TECHNOLOGY CORPORATION
                            (a Delaware corporation)
                              1240 E. Campbell Road
                             Richardson, Texas 75081

                     Not Transferable or Exercisable Except
                        upon Conditions Herein Specified

         TERAFORCE TECHNOLOGY CORPORATION, a Delaware corporation ("Company"), hereby certifies that ODYSSEY CAPITAL, LLC, its registered successors and permitted assigns registered on the books of the Company maintained for such purposes, as the registered holder hereof ("Holder"), for value received, is entitled to purchase from the Company the number of fully paid and non-assessable shares of Common Stock of the Company, $.01 par value ("Shares" or "Common Stock"), stated above at the purchase price per Share set forth in
Section 1(b) below (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

                                    RECITALS

         WHEREAS, Odyssey Capital, LLC was engaged by the Company to serve as its non-exclusive financial advisor and pursuant to such engagement, the Company is hereby issuing to Holder, a warrant to purchase shares of Common Stock (this "Warrant"), subject to the following terms and conditions:

         1.       Exercise of Warrants.

         (a) Subject to subsection (b) of this Section 1, upon presentation and surrender of this Warrant Agreement, with the attached Purchase Form duly executed, at the principal office of the Company, or at such other place as the Company may designate by notice to the Holder hereof, together with a certified or bank cashier's check payable to the order of the Company in the amount of the Exercise Price times the number of Shares being purchased (or in the case of exercise pursuant to Section 1(c)(i) or (ii), as set forth in such sections), the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Shares being purchased. This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Agreement or Warrant Agreements of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.



WARRANT AGREEMENT                                                 AUGUST 4, 2003

         (b) This Warrant may be exercised at a price of $0.16 per share (the "Exercise Price"); provided however, that the Exercise Price shall be subject to adjustment pursuant to Section 6(b). The Warrant shall expire upon the close of business July 31, 2007.

         (c) The Exercise Price shall be payable at the time of exercise. The Exercise Price may be paid in cash (by cashiers' check) or by: (i) surrender of shares of Common Stock of the Company already owned by the Holder, having a Market Price (as defined below) equal to the Exercise Price per share; or (ii) upon surrender of the Warrant at the principal office of the Company together with notice of election, in which event the Company shall issue Holder a number of Shares computed using the following formula:

                  X = Y (A-B)/A

where: X = the number of Shares to be issued to Holder (not to exceed the number of Shares set forth on the cover page of this Warrant Agreement, as adjusted pursuant to the provisions of
                  Section 6 of this Warrant Agreement).

                  Y = the number of Shares for which the Warrant is being exercised.

                  A = the Market Price of one Share (for purposes of this Section 1(c)), the "Market Price" shall be defined as the average closing price on the exchange on which the Common Stock trades for the five trading days prior to the date of exercise of this Warrant Agreement; provided if the Common Stock does not trade on any exchange, the Market Price shall equal the average closing bid price in the over-the-counter market for the five trading days prior to the date of exercise of this Warrant Agreement, as reported by the National Association of Securities Dealers Automated Quotation System; and, provided further, that if the common stock is not quoted or listed by any organization, the fair value of the common stock, as determined by the Board of Directors of the Company, whose determination shall be conclusive, shall be used).

                  B = the Exercise Price.

         2.       Exchange and Transfer of Warrant.

         At any time prior to the exercise hereof, upon presentation and surrender to the Company, this Warrant (a) may be exchanged, alone or with other Warrants of like tenor registered in the name of the Holder, for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered, but (b) may not be sold, transferred, hypothecated, or assigned, in whole or in part, without the prior written consent of the Company.

         3.       Rights and Obligations of Warrant Holder.

         (a) The Holder of this Warrant Agreement shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event that any certificate representing the Shares is issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant Agreement, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by his acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Agreement, including, without limitation, all the obligations imposed upon the Holder hereof by Sections 2 and 5 hereof. In addition, the Holder of this Warrant Agreement, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant Agreement is registered on the books of the Company maintained for such



WARRANT AGREEMENT                                                 AUGUST 4, 2003
purposes as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

         (b) No Holder of this Warrant Agreement shall be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon any Holder of this Warrant Agreement any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for notices provided for herein), receive dividends, subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificate for those Shares are to be issued as the record holder thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on the Company's common stock.

         4.       Shares Underlying Warrant.

         The Company covenants and agrees that all Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully paid and non-assessable, and free from all stamp taxes, liens and charges with respect to the purchase thereof.

         5. Representations and Warranties of Holder; Disposition of Warrant or Shares.

         (a) The Holder acknowledges that it has had access to all material information concerning the Company which it has requested. The Holder also acknowledges that it has had the opportunity to, and has to its satisfaction, questioned the officers of the Company with respect to this Warrant. The Holder is purchasing the Warrant and any Common Stock issued upon exercise thereof for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof in violation of the Act or State Acts. The Holder further represents that it understands that the Warrant and Common Stock to be issued upon exercise thereof have not been registered under the Act or State Acts by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. The Holder is an "accredited investor" as defined in Regulation D promulgated under the Act.

         (b) The Holder of this Warrant Agreement and any transferee hereof or of the Shares issuable upon the exercise of the Warrant Agreement, by their acceptance hereof, hereby understand and agree that the Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Act or State Acts and shall not be sold, pledged, hypothecated, or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of an opinion of counsel favorable to the Company or its counsel or submission to the Company of such evidence as may be satisfactory to the Company or its counsel, in each such case, to the effect that any such transfer shall not be in violation of the Act or the State Acts. It shall be a condition to the transfer of this Warrant that any transferee of this Warrant deliver to the Company his written agreement to accept and be bound by all of the terms and conditions of this Warrant Agreement.

         (c) The stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:



WARRANT AGREEMENT                                                 AUGUST 4, 2003
                                       3

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                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 ("ACT") OR THE SECURITIES LAWS OF ANY STATE ("STATE ACTS"). SUCH SECURITIES SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) AT ANY TIME WHATSOEVER EXCEPT UPON REGISTRATION OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF ITS COUNSEL SATISFACTORY TO THE COMPANY OR ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY OR ITS COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT, STATE ACTS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

         (d) The Company has granted Holder registration rights to the shares underlying this Warrant, as set forth in the Registration Rights Agreement between the Company and the Holder dated July 3, 2003.

         6.       Adjustments.

         The number of Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated below:

         (a) If at any time after the date of this Warrant and so long as this Warrant is outstanding, there is (i) a stock split, stock dividend, subdivision, or similar distribution with respect to the Common Stock, (ii) a combination of the Common Stock, or (iii) a sale or issuance of Common Stock, or exchangeable for its Common Stock, or any rights, options or warrants to subscribe for or to purchase of its Common Stock, then, in such event, the Exercise Price shall be adjusted in accordance with (b) below.

         (b) Immediately upon the effective date of any event requiring adjustment pursuant to (a), the Company shall adjust the Exercise Price then in effect (to the nearest whole cent) as follows:

                  (i) If the Company (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                  (ii) If the Company shall distribute to all holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in subparagraph (i) above), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Market Price of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Market Price of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's board of directors in good faith; provided, however, that if the Holder disputes such amount, the Holder may select a nationally recognized or major regional investment banking firm or firm of independent certified



WARRANT AGREEMENT                                                 AUGUST 4, 2003
         public accountants of recognized standing (an "Appraiser") paid for by the Holder and the Company equally, in which case the fair market value shall be equal to the average of the determinations by the Company's board of directors and such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                  (iii) In case the Company (A) consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, or (B) permits any other entity to consolidate with or merge into the Company and the Company is the continuing or surviving Company but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for common stock or other securities of any other entity or cash or any other assets, or (C) transfers all or substantially all of its properties and assets to any other entity, or (D) effects a reorganization or reclassification of the equity of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the exercise of the Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, the Holder shall be entitled to receive (at the Exercise Price in effect for Common Stock issuable upon such exercise of the Warrant immediately prior to such consummation), in lieu of Common Stock issuable upon such exercise of the Warrant prior to such consummation, the stock and other securities, cash and assets to which the Holder would have been entitled upon such consummation if such Holder had so exercised the Warrant immediately prior thereto.

                  (iv) In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock, or any rights, options or warrants to subscribe for or to purchase its Common Stock for "Consideration" (as defined below) at a price per share ("Per Share Selling Price") which is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the Exercise Price shall be adjusted downward to equal such lower Per Share Selling Price effective concurrently with such issue or sale. Notwithstanding the foregoing, the foregoing adjustments shall not apply to the issuance of (A) shares of Common Stock upon exercise of rights, options, warrants and other convertible securities outstanding on the date of this Warrant and have been disclosed in the Company's Form 10-K for fiscal year ended December 31, 2002 and the Company's Form 10-Q for the quarter ended March 31, 2003, or (B) shares of Common Stock issued upon the exercise of stock options granted pursuant to the Company's employee stock option plan in effect from time to time (and as amended if approved by the stockholders of the Company).

         For purposes of this subparagraph (iv), the following provisions will be applicable:

                           (V) In the case of an issue or sale for cash of
                  shares of Common Stock, the "Consideration" received by the Company therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company.

                           (W) In case of the issuance (otherwise than upon
                  conversion or exchange of obligations or shares of stock of the Company) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the fair value of such consideration as determined in good faith by the Company's board of directors.



WARRANT AGREEMENT                                                 AUGUST 4, 2003

                           (X) In the case of the issuance by the Company in any
                  manner of any rights to subscribe for or to purchase shares of Common Stock, or any options for the purchase of shares of Common Stock or stock convertible into Common Stock, all shares of Common Stock or stock convertible into Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed to be outstanding as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the Company for such rights or options, shall be deemed to be the "Consideration" received by the Company (as of the date of the offering of such rights or the granting of such options, as the case may
                  be) for the issuance of such shares.

                           (Y) In case of the issuance or issuances by the
                  Company in any manner of any obligations or of any shares of stock of the Company that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed to be issued as of the date such obligations or shares are issued, and the amount of the "Consideration" received by the Company for such additional shares of Common Stock shall be deemed to be the total of (x) the amount of consideration received by the Company upon the issuance of such obligations or shares, as the case may be, plus (y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Company upon such conversion or exchange, except in adjustment of dividends.

                           (Z) The amount of the "Consideration" received by the
                  Company upon the issuance of any rights or options referred to in subparagraph (X) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subparagraph (Y) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Company upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subparagraphs (V) and (W) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Company other than Common Stock, the amount of the "Consideration" received by the Company upon the original issuance of such obligations or shares of stock so convertible or exchangeable shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the board of directors as of that date. Upon the expiration of any rights or options referred to in subparagraph (X), or the termination of any right of conversion or exchange referred to in subparagraph (Y), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

         (c) Upon each adjustment of the Exercise Price pursuant to (b) above, the Warrant outstanding prior to such adjustment in the Exercise Price shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares of Common Stock issuable upon exercise of the Warrant prior to adjustment



WARRANT AGREEMENT                                                 AUGUST 4, 2003
of the number of shares of Common Stock by the Exercise Price in effect prior to adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect after such adjustment of the exercise price.

         (d) In case the Company (i) consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, or (ii) permits any other entity to consolidate with or merge into the Company and the Company is the continuing or surviving Company but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for common stock or other securities of any other entity or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other entity, or (iv) effects a reorganization or reclassification of the equity of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the exercise of this Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, the Holder shall be entitled to receive (at the aggregate Exercise Price in effect for Common Stock issuable upon such exercise of this Warrant immediately prior to such consummation), in lieu of Common Stock issuable upon such exercise of this Warrant prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so exercised this Warrant immediately prior thereto.

         7.       Loss or Destruction.

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Agreement and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Agreement, the Company will execute and deliver, in lieu thereof, a new Warrant Agreement of like tenor.

         8.       Survival.

         The various representations, warranties, rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Agreement.

         9.       Notices.

         Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or United States registered or certified mail, return receipt requested, postage prepaid (or similar delivery if outside of the United States), and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be; and, if to the Company, it will be addressed to the address specified on the cover page hereof, and if to the Holder, it will be addressed to the registered Holder at its, his or his address as it appears on the books of the Company.

                                        TERAFORCE TECHNOLOGY CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



WARRANT AGREEMENT                                                 AUGUST 4, 2003

                                        HOLDER:

                                        ODYSSEY CAPITAL, LLC

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



WARRANT AGREEMENT                                                 AUGUST 4, 2003

                                  PURCHASE FORM
                  (To be signed only upon exercise of Warrant)

To TERAFORCE TECHNOLOGY CORPORATION:

         The undersigned, the holder of the enclosed Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________* shares of Common Stock of TeraForce Technology Corporation and herewith makes payment of $_______________ therefor, and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.

Dated:
      ----------------------

                                     -------------------------------------------
                                     (Signature must conform in all respects to
                                      name of holder as specified on the face of the enclosed Warrant)


                                     -------------------------------------------

                                     -------------------------------------------
                                     (Address)

                                     -------------------------------------------
                                     (SSN#)



---------------------------

(*) Insert here the number of shares called for on the face of the Warrant without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant Agreement pursuant to which the Warrant was granted, may be delivered upon exercise.



WARRANT AGREEMENT                                                 AUGUST 4, 2003
                                       9